Exhibit 99.1

Evolent Announces First Quarter 2026 Results

WASHINGTON (May 7, 2026) – Evolent Health, Inc. (NYSE: EVH) (“Evolent” or the “Company”), a company that specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable, today announced financial results for the three months ended March 31, 2026.

Seth Blackley, Co-Founder and Chief Executive Officer of Evolent stated, “I am happy with the strong start to the year. We are on track with our plan and have had successful, on-time oncology launches at both Highmark and Aetna. As we look into 2027 and beyond, we remain focused on both extending our market leadership in oncology and addressing the big opportunity we have with AI, all while fulfilling our commitments to shareholders, employees and customers.”

Highlights for the three months ended March 31, 2026 include (dollars in thousands, except for average PMPM fees and revenue per case):

	For the Three Months Ended March 31,
	2026	2025
Financial Results:
Revenue	$496,246	$483,649
Net loss attributable to common shareholders of Evolent Health, Inc.	$(26,632)	$(72,250)
Net loss margin	(5.4)%	(14.9)%
Adjusted EBITDA	$22,067	$36,860
Adjusted EBITDA Margin	4.4%	7.6%

Average Lives on Platform/Cases
Performance Suite	6,078	6,486
Specialty Technology and Services Suite	76,101	77,079
Administrative Services	1,118	1,213
Cases	11	14

Average Unique Members	38,903	40,628

Average PMPM Fees/ Revenue per Case
Performance Suite	$17.73	$15.57
Specialty Technology and Services Suite	0.35	0.36
Administrative Services	14.78	15.72
Cases	3,772	2,947

Medical Expense Ratio	93.3%	68.0%
Medical Expense Ratio excluding Evolent Care Partners	93.3%	84.0%

The rising medical costs impacting health plans continue to drive robust demand for Evolent’s complex specialty care solutions.

Evolent announced two new revenue agreements:

•An existing Performance Suite client has signed a contract for our advanced imaging solution, which is expected to go live in the third quarter, subject to state regulatory approvals in certain states, with approximately 4.5 million lives across the Commercial, Medicaid and Medicare lines of business.

•In the Performance Suite, one of our national payer clients is expanding their line‑of‑business reach of our existing Oncology and Cardiology solution into several new markets across the Commercial and Medicare lines of business. This expansion is expected to generate over $200 million of annual revenue and is scheduled to go live in the third quarter subject to regulatory approvals in certain states.

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Definitions of the non-GAAP financial measures as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are presented herein. See “Non-GAAP Financial Measures” for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with GAAP (dollars in thousands, except for per share data):

	For the Three Months Ended March 31,
	2026	2025
Revenue	$496,246	$483,649
Cost of revenue	$412,472	$381,178
Selling, general and administrative expenses	$72,818	$78,409
Net loss attributable to common shareholders of Evolent Health, Inc.	$(26,632)	$(72,250)
Net loss margin	(5.4)%	(14.9)%
Loss per share attributable to common shareholders of Evolent Health, Inc.
Basic and diluted	$(0.24)	$(0.63)

Total cash and cash equivalents was $142.0 million as of March 31, 2026.

Adjusted Results

Evolent Health, Inc. reported the following adjusted results (dollars in thousands, except for per share data):

	For the Three Months Ended March 31,
	2026	2025
Adjusted cost of revenue	$411,953	$380,521
Adjusted selling, general and administrative expenses	$62,226	$66,268
Adjusted EBITDA	$22,067	$36,860
Adjusted EBITDA margin	4.4%	7.6%
Adjusted income (loss) attributable to common shareholders	$(2,253)	$7,445
Adjusted income (loss) per share attributable to common shareholders:
Basic	$(0.02)	$0.06

Business Outlook
The Company does not believe it can meaningfully reconcile guidance for non-GAAP Adjusted EBITDA to net income (loss) attributable to common shareholders of Evolent Health, Inc. because the Company cannot provide guidance for the more significant reconciling items between net income (loss) attributable to common shareholders of Evolent Health, Inc. and Adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, and as a result from changes to our business due to transactions and other events. Such items may, from time to time, include change in tax receivable agreement liability, other refinancing fees, gain (loss) from equity method investees, gain (loss) on repayment/extinguishment of debt, other income (expense), gain (loss) on disposal of non-strategic assets, goodwill impairments, right-of-use asset impairments, gain (loss) on lease terminations, stock-based compensation expense, severance costs and transaction-related costs. Such adjustments may be affected by changes in ongoing assumptions, judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains (losses) or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

Full Year 2026 Guidance

Incorporating its year-to-date performance, the Company is reiterating its 2026 revenue guidance range of $2.4 billion to $2.6 billion and Adjusted EBITDA range of approximately $110 million to $140 million, respectively.

Additional Outlook Information

The Company expects to deploy approximately $25 million to $30 million in cash for capitalized software development during 2026.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations in addition to those set forth above are set forth below in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.'s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information

Evolent Health, Inc. will hold a conference call to discuss its financial performance and related matters this morning, May 7, 2026, at 8:00 a.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolent.com. To participate by telephone, dial (855) 940-9467, or (412) 317-6034 for international callers, and ask to join the “Evolent Health call.” Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the Company's website for one week and will be available beginning later this evening. Evolent invites all interested parties to attend the conference call.

About Evolent

Evolent specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable. Evolent serves a national base of leading payers and providers and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolent.com.

Contacts:

investorrelations@evolent.com

Definitions

Revenue Agreements

Evolent reports the number of new revenue agreements signed for Performance Suite, Specialty Technology and Services Suite, Administrative Services and Case-based products. A new revenue agreement includes incremental revenue to the Company reflecting contracts for services to both new partner entities, corporations or health plans as well as additional sales to existing partners. New revenue agreements may include incremental services, geographic, or line of business expansions or a combination thereof. The conversion of Specialty Technology and Services Suite contracts to Performance Suite are also included in this definition. The Company does not count renewals for existing scope, growth of membership within an existing contract scope or transaction-related purchase agreements, if applicable, in this metric.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Performance Suite Lives on Platform are calculated by summing monthly members covered for specialty care services for contracts not under ASO arrangements, plus members managed by Complex Care in capitation arrangements and divided by the number of months in the period. Specialty Technology and Services Suite Lives on Platform are calculated by summing monthly members covered for oncology, cardiology, musculoskeletal, advanced imaging and other diagnostic specialty care services for contracts under ASO arrangements divided by the number of months in the period. Administrative Services Lives on Platform are calculated by summing monthly members covered for administrative services implementation and core performance services divided by the number of months in the period. Cases are calculated by summing the number of individuals receiving services through our surgery management and advanced care planning programs in a given period. Members covered for more than one category are counted in each category.

Performance Suite Average PMPM fee is defined as revenue pertaining to our Performance Suite during the period reported divided by Performance Suite Lives on Platform for the period divided by the number of months in the period. Specialty Technology and Services Suite Average PMPM fee is defined as revenue pertaining to the Specialty Technology and Services Suite during the period reported divided by Specialty Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Administrative Services Average PMPM fee is defined as revenue pertaining to the Administrative Services during the period reported divided by the Administrative Services Lives on Platform for the period divided by the number of months in the period. Revenue per Case is calculated by the revenue pertaining to surgery management and advanced care planning programs divided by the number of cases for a given period.

Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where partners cross between multiple solutions, we only capture members from the solution with the maximum number of members.

Management uses Lives on Platform, PMPM fees, Cases, Revenue per Case and Average Unique Members because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

Medical Expense Ratio

Medical Expense Ratio (“MER”) is a key performance indicator used by management for purposes of monitoring operating performance and is calculated as GAAP total claims incurred related to our specialty care management services solution divided by GAAP revenue related to our Performance Suite. Management believes MER is useful to investors because it provides insight into the efficiency with which medical costs are managed relative to revenue and helps identify trends in the underlying performance. For periods prior to the consummation of the sale of Evolent Care Partners (“ECP”) in December 2025, we present non-GAAP MER excluding revenues from ECP because is not indicative of ongoing operations.

EVOLENT HEALTH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited, in thousands, except per share data)

	For the Three Months Ended March 31,
	2026	2025
Revenue	$496,246	$483,649
Expenses
Cost of revenue	412,472	381,178
Selling, general and administrative expenses	72,818	78,409
Depreciation and amortization expenses	21,555	24,058
Loss on lease termination	—	1,906
Change in fair value of contingent consideration	—	(280)
Operating expenses	506,845	485,271
Operating loss	(10,599)	(1,622)
Interest income	1,014	1,274
Interest expense	(16,868)	(10,385)
Loss from equity method investees	(11)	(19)
Loss on option exercise	—	(52,348)
Other income (expense), net	742	(48)
Loss before income taxes	(25,722)	(63,148)
Provision for income taxes	910	1,470
Loss before preferred dividends and accretion of Series A Preferred Stock including excise tax	(26,632)	(64,618)
Dividends and accretion of Series A Preferred Stock including excise tax	—	(7,632)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(26,632)	$(72,250)

Loss per common share
Basic and diluted	$(0.24)	$(0.63)

Weighted-average common shares outstanding
Basic and diluted	111,905	115,315

Comprehensive loss
Net loss attributable to common shareholders of Evolent Health, Inc.	$(26,632)	$(72,250)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	(1,002)	24
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(27,634)	$(72,226)

EVOLENT HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$142,028	$151,856
Restricted cash	23,977	26,134
Accounts receivable, net	314,158	309,861
Prepaid expenses and other current assets	21,847	18,521
Total current assets	502,010	506,372
Restricted cash	2,739	2,706
Investments and equity method investees	8,955	8,966
Property and equipment, net	81,181	80,785
Right-of-use assets - operating	3,866	4,373
Prepaid expenses and other noncurrent assets	2,250	3,078
Contract cost assets	13,731	13,537
Intangible assets, net	569,682	584,937
Goodwill	694,433	694,482
Total assets	$1,878,847	$1,899,236

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable	$63,007	$59,776
Accrued liabilities	45,063	65,755
Operating lease liability - current	8,779	15,343
Accrued compensation and employee benefits	31,007	50,987
Deferred revenue	1,417	1,203
Reserve for claims and performance - based arrangements	231,962	192,196
Total current liabilities	381,235	385,260
Long-term debt, net	973,486	970,537
Other long-term liabilities	8,091	8,012
Tax receivables agreement liability	108,909	108,909
Operating lease liabilities - noncurrent	3,160	3,818
Deferred tax liabilities, net	7,573	7,506
Total liabilities	1,482,454	1,484,042

Shareholders' Equity
Class A common stock - $0.01 par value; 750,000,000 shares authorized; 118,449,473 and 117,603,806 shares issued, respectively	1,185	1,176
Additional paid-in-capital	1,802,222	1,793,398
Accumulated other comprehensive loss	(3,626)	(2,624)
Retained earnings (accumulated deficit)	(1,341,959)	(1,315,327)
Treasury stock, at cost; 5,971,712 and 5,971,712 shares issued, respectively	(61,429)	(61,429)
Total shareholders’ equity	396,393	415,194
Total liabilities and shareholders’ equity	$1,878,847	$1,899,236

EVOLENT HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	For the Three Months Ended March 31,
	2026	2025
Cash Flows (Used In) Provided by Operating Activities
Loss before preferred dividends and accretion of Series A Preferred Stock	$(26,632)	$(64,618)
Adjustments to reconcile net loss to net cash and restricted cash provided by operating activities:
Change in fair value of contingent consideration	—	(280)
Loss (gain) from equity method investees	11	19
Loss on option exercise	—	52,348
Depreciation and amortization expenses	21,555	24,058
Stock-based compensation expense	10,649	11,081
Deferred tax benefit	577	295
Amortization of contract cost assets	931	1,237
Amortization of deferred financing costs	2,949	1,154
Loss on lease termination	—	1,906
Right-of-use operating assets	507	408
Other current operating cash inflows (outflows), net	—	2
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net and contract assets	(4,297)	(15,815)
Prepaid expenses and other current and non-current assets	(3,372)	(7,729)
Contract cost assets	(1,125)	(1,193)
Accounts payable	5,388	3,264
Accrued liabilities	(20,982)	(18,879)
Operating lease liabilities	(7,222)	(2,820)
Accrued compensation and employee benefits	(19,980)	2,195
Deferred revenue	214	2,510
Reserve for claims and performance-based arrangements	39,766	15,137
Other long-term liabilities	79	285
Net cash and restricted cash (used in) provided by operating activities	(984)	4,565
Cash Flows Used In Investing Activities
Cash paid for asset acquisitions and business combinations	—	(4,498)
Investments in internal-use software and purchases of property and equipment	(6,406)	(8,595)
Net cash and restricted cash used in investing activities	(6,406)	(13,093)
Cash Flows (Used In) Provided by Financing Activities
Changes in working capital balances related to claims processing	(2,157)	(41,476)
Proceeds from issuance of long-term debt, net of offering costs	—	221,000
Repayment of debt	—	(62,500)
Payment of preferred dividends	—	(4,577)
Taxes withheld and paid for vesting of equity awards	(1,816)	(4,593)
Net cash and restricted cash (used in) provided by financing activities	(3,973)	107,854
Effect of exchange rate on cash and cash equivalents and restricted cash	(589)	23
Net increase (decrease) in cash and cash equivalents and restricted cash	(11,952)	99,349
Cash and cash equivalents and restricted cash as of beginning-of-period	180,696	178,496
Cash and cash equivalents and restricted cash as of end-of-period	$168,744	$277,845

Non-GAAP Financial Measures

The Company views the following activities as integral to understanding its non-GAAP financial measures:

•Transaction-related costs include but are not limited to integration consultants, investor outreach services, external valuation and accounting advisory services, legal fees, transaction bonuses paid to certain employees and other transaction related costs. We adjust these costs because transaction-related costs are expensed when incurred and are not indicative of Evolent’s normal operating costs.

•Purchase accounting adjustments include amortization expense on intangible assets such as corporate trade names, customer, relationships, provider network contracts and existing technology related to acquisitions and business combinations. We believe it is important for the reader to understand that revenue generated from acquisitions is included within revenue in calculating adjusted income to common shareholders however amortization expense from acquired intangible assets is excluded in determining adjusted income to common shareholders because it does not directly relate to the services performed for the Company’s customers.

In addition to disclosing financial results that are determined in accordance with GAAP, we present Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Income (Loss) Attributable to Common Shareholders, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses calculated in accordance with GAAP, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs and transaction-related costs. Management believes Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are useful to investors, because they facilitate an understanding of our long-term operational costs while removing the effect of costs that are not a representative component of the day-to-day operating performance of our business, and are useful to management as supplemental performance measures.

Adjusted EBITDA is defined as net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, provision for income taxes, depreciation and amortization expenses, loss from equity method investees, loss on option exercise, change in fair value of contingent consideration, other income (expense), net, loss on lease termination, stock-based compensation expense, severance costs, dividends and accretion of Series A Preferred Stock and transaction-related costs.

Management believes that Adjusted EBITDA is useful to investors because it allows investors to evaluate the Company’s performance using tools that management uses to evaluate past performance and prospects for future performance. Management also uses Adjusted EBITDA as a supplemental performance measure because the removal of adjustments to net loss attributable to common shareholders of Evolent Health, Inc. allows us to focus on operational performance.

Adjusted EBITDA Margin is defined Adjusted EBITDA divided by Revenue. Management believes that this measure is useful to investors because it allows further insight into the period over period operational performance. Management also uses Adjusted EBITDA Margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time.

Adjusted Income (Loss) Attributable to Common Shareholders is defined as net loss attributable to common shareholders of Evolent Health, Inc. adjusted to loss from equity method investees, other income (expense), net, provision for income taxes, change in fair value of contingent consideration, loss on option exercise, purchase accounting adjustments, loss on lease termination, stock-based compensation expense, severance costs, transaction-related costs and the tax impact of non-GAAP adjustments.

Adjusted Income (Loss) per Share Attributable to Common Shareholders is defined as Adjusted Income (Loss) Attributable to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management believes that Adjusted Income (Loss) Attributable to Common Shareholders and Adjusted Income (Loss) per Share Attributable to Common Shareholders are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(unaudited, in thousands)

Reconciliation of Adjusted Cost of Revenue to Cost of Revenue
	For the Three Months Ended March 31,
	2026	2025
Cost of revenue	$412,472	$381,178
Less:
Stock-based compensation	519	657
Adjusted cost of revenue	$411,953	$380,521

Reconciliation of Adjusted Selling, General and Administrative Expenses to Selling, General and Administrative Expenses
	For the Three Months Ended March 31,
	2026	2025
Selling, general and administrative expenses	$72,818	$78,409
Less:
Stock-based compensation	10,130	10,424
Severance costs	—	1,014
Transaction-related costs	462	703
Adjusted selling, general and administrative expenses	$62,226	$66,268

Evolent Health, Inc.
Reconciliation of Medical Expense Ratio
(unaudited, in thousands except MER percentages)

	For the Three Months Ended March 31,
	2026	2025
Revenue
Performance Suite	$323,303	$303,021
Specialty Technology and Services Suite	80,799	82,821
Administrative Services	49,587	57,191
Cases	42,557	40,616
Total revenue	496,246	483,649
Less:
Revenue from Evolent Care Partners	—	57,799
Performance Suite revenue less revenue from Evolent Care Partners	323,303	245,222

Total claims incurred related to our specialty care management services solution	301,777	205,992

Medical expense ratio	93.3%	68.0%
Medical expense ratio excluding Evolent Care Partners	93.3%	84.0%

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(unaudited, in thousands)

	For the Three Months Ended March 31,
	2026	2025
Net loss attributable to common shareholders of Evolent Health, Inc.	$(26,632)	$(72,250)
Net loss margin	(5.4)%	(14.9)%

Less:
Interest income	1,014	1,274
Interest expense	(16,868)	(10,385)
Provision for income taxes	(910)	(1,470)
Depreciation and amortization expenses	(21,555)	(24,058)
Loss from equity method investees	(11)	(19)
Loss on option exercise	—	(52,348)
Change in fair value of contingent consideration	—	280
Other income (expense), net	742	(48)
Loss on lease termination	—	(1,906)
Stock-based compensation expense	(10,649)	(11,081)
Severance costs	—	(1,014)
Dividends and accretion of Series A Preferred Stock	—	(7,632)
Transaction-related costs	(462)	(703)
Adjusted EBITDA	$22,067	$36,860

Adjusted EBITDA margin	4.4%	7.6%

Evolent Health, Inc.
Reconciliation of Adjusted Income (Loss) Attributable to Common Shareholders to
Net Loss Attributable to Common Shareholders
(unaudited, in thousands, except per share data)

	For the Three Months Ended March 31,
	2026	2025
Net loss attributable to common shareholders of Evolent Health, Inc.	$(26,632)	$(72,250)
Less:
Loss from equity method investees	(11)	(19)
Other income (expense), net	742	(48)
Provision for income taxes	(910)	(1,470)
Change in fair value of contingent consideration	—	280
Loss on option exercise	—	(52,348)
Purchase accounting adjustments	(12,490)	(13,365)
Loss on lease termination	—	(1,906)
Stock-based compensation expense	(10,649)	(11,081)
Severance costs	—	(1,014)
Transaction-related costs	(462)	(703)
Tax impact (1)	(599)	1,979
Adjusted income (loss) attributable to common shareholders	$(2,253)	$7,445

Loss per share attributable to common shareholders
Basic	$(0.24)	$(0.63)

Adjusted income (loss) per share attributable to common shareholders
Basic	$(0.02)	$0.06

Weighted-average common shares
Basic	111,905	115,315
————————
(1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our statutory federal tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to weather current dynamics, continue to expand our footprint, future actions, trends in our businesses, prospective services, new partner additions/expansions, our guidance and business outlook and future performance or financial results, and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•the increasing number of risk-sharing arrangements we enter into with our partners;
•the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes;
•our ability to accurately predict our exposure under performance-based contracts;
•failure by our customers to provide us with accurate and timely information;
•our ability to recover the upfront costs in our partner relationships and develop our partner relationships over time;
•our ability to attract new partners and successfully capture new opportunities;
•our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs;
•our ability to maintain and enhance our reputation and brand recognition;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, which could divert management resources, result in unanticipated costs or dilute our stockholders;
•our ability to effectively manage our growth and maintain an efficient cost structure;
•risks related to managing our offshore operations and cost reduction goals;
•our ability to estimate the size of our target markets for our services;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to audits by CMS and other governmental payers and actions, including whistleblower claims under the False Claims Act;
•evolution of the healthcare regulatory and political framework;
•restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data;
•our ability to obtain, maintain and enforce intellectual property rights and protect our trademarks and trade names, including from third parties alleging that we are infringing or violating their intellectual property rights;
•our ability to protect the confidentiality of our trade secrets;
•risks associated with our use of artificial intelligence and machine learning models;
•our use of “open-source” software;
•our reliance on third parties and licensed technologies;
•restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners and operating our business;
•our ability to achieve profitability in the future;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•our ability to utilize benefits under the tax receivables agreement described herein;
•the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreement we may enter into with unaffiliated third parties;
•our inability to obtain financing may result in a reduction in the ownership of our stockholders;
•the conditional conversion features, and changes in accounting treatment of the 2029 Notes and the 2031 Notes, which, if triggered, may adversely affect our financial condition and operating results;
•our ability to raise funds necessary to settle conversions of our notes in cash, to repurchase our notes for cash upon a fundamental change or to pay the redemption price for any notes we redeem;
•interest rate risk and other restrictive covenants under our First Lien Credit Agreement and the second lien credit agreement, by and among the Company, Evolent Health LLC, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Ares Capital Corporation, as administrative agent and collateral agent;
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all;
•interference with our ability to access the first and second lien credit facilities under our Credit Agreements;
•the potential volatility of our Class A common stock price;
•provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;
•our intention not to pay cash dividends on our Class A common stock;
•the impact of litigation proceedings, government inquiries, reviews, audits or investigations;
•public health emergencies, epidemics, pandemics or contagious diseases;
•the cost of compliance with sustainability or other environmental, social responsibility or governance law and regulations;
•the impact of increasing inflationary pressures and rising consumer costs on our business; and
•our ability to utilize our net operating loss carry forwards and certain other tax attributes may be limited.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our periodic reports and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this release.